EX99.23(a)(7)(D)


                        ARTICLES SUPPLEMENTARY TO
                       ARTICLES OF INCORPORATION OF
                          SCOUT BOND FUND, INC.


        The SCOUT BOND FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law that:

        FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

        SECOND: The total number of shares which tile Corporation currently has authority to issue is Ten Million (10,000,000) shares of stock, with a par value of one dollar ($1.00) per share, known as Common Stock and such Common Stock having an aggregate par value of Ten Million Dollars ($10,000,000), is classified and allocated into one class as follows:

                                Number of Shares of Common Stock
        Name of Class           Initially Classified and Allocated

        Bond Portfolio                  10,000,000

        THIRD: The Board of Directors of the Corporation, on January 24, 1996, adopted resolutions increasing the authorized capital of the Corporation by Ten Million (10,000,000) shares of Common Stock with a par value of one dollar ($1.00) per share, to Twenty Million (20,000,000) shares and allocating and classifying the additional shares as follows:

                                Number of Shares of Common Stock
        Name of Class           Initially Classified and Allocated

        Bond Portfolio                  10,000,000

        FOURTH: The shares of the Bond Portfolio series so classified and allocated shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, including, such priority in the assets and liabilities of such series as may be provided in such Articles.

        FIFTH: The shares of the Bond Portfolio series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

        SIXTH: After giving effect to the increase and to the allocation, the aggregate par value of all Common Stock of the Corporation is Twenty Million Dollars ($20,000,000) and the total amount of Common Stock, with a par value of one dollar ($1.00) per share, allocated to each class is as follows:

                                        Total Number of
        Name of Class                   Shares Allocated

        Bond Portfolio                  20,000,000

        SEVENTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

        IN WITNESS WHEREOF, SCOUT BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on January 24, 1996.


                                        SCOUT BOND FUND, INC.
                                        By: /s/Larry D. Armel
                                            Larry D. Armel
                                            President

Attest:
/s/Martin A. Cramer
Martin A. Cramer
Secretary


        THE UNDERSIGNED, President of SCOUT BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                        /s/Larry D. Armel
                                        Larry D. Armel
                                        President